UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 31, 2009

MFA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13991	13-3974868
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 Park Avenue, 21st Floor, New York, New York 10022
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (212) 207-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2010, the Board of Directors (the “Board”) of MFA Financial, Inc., a Maryland corporation (the “Company”), approved the recommendations of the Nominating and Corporate Governance Committee that the size of the Board be expanded from seven to eight members and that, effective January 4, 2010, Robin Josephs be elected as a new director to fill the resulting vacancy.  Robin Josephs was elected as a Class II director of the Board, whose term will expire at the 2012 annual meeting of stockholders at which time it is expected that she will stand for re-election by the Company’s stockholders.  The Board appointed Ms. Josephs to serve as a member of the Audit Committee of the Board until the 2010 annual meeting of the Board.

There are no arrangements or understandings between Ms. Josephs and any other person pursuant to which she was elected.  There are no transactions involving the Company and Ms. Josephs that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Josephs will receive the same compensation for her service as received by all non-employee directors of the Company.  On January 1, 2010, the Board approved the recommendation of its Compensation Committee to amend certain aspects of the annual compensation package paid to its non-employee directors.  Effective January 1, 2010, the annual cash compensation paid to the Company’s non-employee directors will be as follows: (i) the annual retainer for all non-employee directors will continue to be $60,000 per year; (ii) the annual chair fee paid to the Chairman of the Audit Committee will continue to be $12,500 per year; (iii) the annual chair fee paid to the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee will continue to be $7,500 per year; and (iv) to the extent the position is approved and confirmed by the Board and a director is appointed by the Board, the annual fee paid to the Lead Director (if appointed) will be $7,500 per year.  In addition, the Board approved, pursuant to the Company’s 2004 Equity Compensation Plan, (a) an increase in the annual grant of equity compensation to each non-employee director from 2,500 restricted shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company to 7,500 restricted shares of Common Stock and (b) an annual grant of equity compensation to the Lead Director (if appointed) of 7,500 restricted shares of Common Stock.

On December 31, 2009, the Company entered into Amended and Restated Employment Agreements with Timothy W. Korth, the Company’s General Counsel, Senior Vice President and Corporate Secretary, and Teresa D. Covello, the Company’s Senior Vice President, Chief Accounting Officer and Treasurer.  Each employment agreement was amended (i) to extend the term of employment for an additional two-year period ending on December 31, 2011, (ii) to increase the amount of the annual base salary payable to the employee to a minimum of, in the case of Mr. Korth, $334,000 per annum and, in the case of Ms. Covello, $257,000 per annum and (iii) to make certain amendments to the restrictive covenants set forth in Paragraph 7 therein.  Except as provided above, all other material terms and provisions of the Amended and Restated Employment Agreements, entered into by Mr. Korth and Ms. Covello as of December 10, 2008 and expiring on December 31, 2009, will remain the same.  The foregoing summary of the Amended and Restated Employment Agreements is qualified by reference to the Employment Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 1, 2010, the Board elected to be subject to Section 3-804(c) of the Maryland General Corporation Law.  The election became effective on January 4, 2010 upon the acceptance for record by the State Department of Assessments and Taxation of Maryland of the Company’s Articles Supplementary describing the election.

Pursuant to Section 3-804(c), notwithstanding any contrary provision in the Company’s charter or Bylaws, each vacancy on the Board (including a vacancy resulting from an increase in the size of the Board or the death, resignation or removal of a director) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.  The election to be subject to Section 3-804(c) of the MGCL will supersede the Company’s Bylaws, which provide that (i) vacancies for any cause other than an increase in the number of directors would be filled by a majority of the remaining directors, even if such majority were less than a quorum, (ii) any vacancy created by an increase in the number of directors would be filled by a majority of the entire Board and (iii) any director elected to fill a vacancy would serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

The Articles Supplementary are attached hereto as Exhibit 3.1.

ITEM 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 1, 2010, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all directors, officers and employees of the Company.  The following is a summary of the substantive amendments to the Code of Ethics:

•
the Personal Financial and Outside Business Interests section was amended to clarify that the Company’s personnel (a) may not have outside business interests that are detrimental or potentially detrimental to the best interests of the Company and (b) may not have a significant financial interest in, or any business relationship with, a person that does business with the Company or is a competitor of the Company, except as approved in accordance with the Company’s Related Party Transaction Policies and Procedures;

•
the Corporate Boards section was amended to provide that directors that are invited to serve on the board of directors of another organization should notify the Nominating and Corporate Governance Committee and the Chairman of the Board;

•	the Corporate Opportunities section was revised to conform with Maryland law;
•	the Waivers section was amended to reference the New York Stock Exchange listing standards; and
•	various other changes to update information or improve the readability and clarity of the Code of Ethics.

The foregoing summary of the amendments to the Code of Ethics is subject to and qualified in its entirety by reference to the full text of the Code of Ethics, as so amended, a copy of which is attached hereto as Exhibit 14.1 and is incorporated by reference into this Item 5.05.  The amended Code of Ethics will be posted as soon as practicable in the Corporate Governance section of the Company’s website at www.mfa-reit.com.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

 (d)           Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Articles Supplementary, dated January 1, 2010.

10.1	Amended and Restated Employment Agreement, dated as of December 31, 2009, by and between MFA Financial, Inc. and Timothy W. Korth.

10.2	Amended and Restated Employment Agreement, dated as of December 31, 2009, by and between MFA Financial, Inc. and Teresa D. Covello.

14.1	Code of Business Conduct and Ethics, dated as of January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.

By:	/s/ Timothy W. Korth
Timothy W. Korth
General Counsel, Senior Vice President and Secretary

Date: January 4, 2010